Exhibit 10.1

AMENDMENT #2

TO THE SECURITIES PURCHASE AGREEMENT AND
TO THE $1,5000,000 PROMISSORY NOTE

This Amendment No. 2, dated January 30, 2017 (this "Amendment"), is by and between ActiveCare, Inc., a Delaware corporation (the "Issuer") and JMJ Financial (the "Investor") (referred to collectively herein as the "Parties").

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-09192016 (the "SPA") dated as of September 19, 2016, pursuant to which the Issuer issued to the Investor a $1,500,000 Promissory Note (the "Note"), a Warrant, and Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA); and

WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA and the Note dated November 17, 2016.

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA and the Note as follows:

1.	Extension of Maturity Date. The sentence in the Note that commences with "The Maturity Date is the earlier of ..." shall be amended and replaced in its entirety with the following:

"The Maturity Date is the earlier of March 15, 2017 or the third business day after the closing of the Issuer's securities offering pursuant to the S-1 registration statement filed with the SEC on July 19, 2016 with a file number of 333-212589 (the "Registration Statement")."

2.	Origination Share Beneficial Ownership Limit. The following shall be inserted into the SPA as Section 1.3.3:

"1.3.3 Origination Share Beneficial Ownership Limitation. Unless otherwise agreed by both Parties, at no time will the Issuer issue to the Investor such number of Origination Shares that would result in the Investor owning more than 9.99% of the number of shares of common stock outstanding of the Issuer immediately after giving effect to the issuance of the Origination Shares (the "Beneficial Ownership Limitation"). In the event that the number of Origination Shares deliverable to the Investor pursuant to Section 1.3.1 or 1.3.2 above would cause the Investor to exceed the Beneficial Ownership Limitation, the Issuer shall deliver to the Investor such lesser number of Origination Shares the Investor requests that would result in the Investor owning less than the Beneficial Ownership Limitation and the Issuer shall deliver to the Investor the remaining number of Origination Shares at such time as the Investor notifies the Issuer that delivery of such remaining Origination Shares would not cause the Investor to exceed the Beneficial Ownership Limitation."

ALL OTHER TERMS AND CONDITIONS OF THE SPA AND THE NOTE, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

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Please indicate acceptance and approval of this Amendment #2 dated January 30, 2017 by signing below:

/s/ Jeffrey S. Peterson	/s/ JMJ Financial
Jeffrey S. Peterson	JMJ Financial
ActiveCare, Inc.	Its Principal
Chief Executive Officer